People's Bank Credit Card Master Trust

                    Index to Monthly Servicer's Certificates

 Schedule No.          Due Period Ended                  Distribution Date

    20.1               January 31, 1996                  February 10, 1996

    20.2               February 28, 1996                 March 10, 1996

    20.3               March 31, 1996                    April 10, 1996

    20.4               April 30, 1996                    May 18, 1996

    20.5               May 31, 1996                      June 9, 1996

    20.6               June 30, 1996                     July 10, 1996

    20.7               July 31, 1996                     August 10, 1996

    20.8               August 31, 1996                   September 8, 1996

    20.9               September 30, 1996                October 10, 1996

   20.10               October 31, 1996                  November 9, 1996

   20.11               November 30, 1996                 December 8, 1996

   20.12               December 31, 1996                 January 10, 1997